UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 15, 2017
Date of Report (Date of earliest event reported)

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14101 Capital Boulevard, Youngsville, NC 27596
(Address of principal executive offices)

(919) 526-1400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2017, Xerium Technologies, Inc. (the "Company") held its 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting"). All director nominees were elected for terms of one year and the votes cast with respect to such elections were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Roger A. Bailey	10,838,789	2,556,577	2,012,473
Ambassador April H. Foley	11,118,567	2,276,799	2,012,473
Jay J. Gurandiano	10,836,616	2,558,750	2,012,473
John F. McGovern	11,117,067	2,278,299	2,012,473
Mitchell I. Quain	12,513,621	881,745	2,012,473
Mark Staton	11,157,512	2,237,854	2,012,473
Alexander Toeldte	10,873,299	2,522,067	2,012,473
James F. Wilson	10,836,784	2,558,582	2,012,473

Additionally, the following matters were voted upon at the meeting and the votes cast with respect to such matters were as follows:

	Votes Cast
	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2017	14,969,934	423,839	14,066	—
Advisory vote to approve executive compensation	10,617,956	2,765,468	11,942	2,012,473

	Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
Advisory vote on the frequency of future advisory votes on executive compensation	12,839,275	242,278	305,189	8,624	2,012,473

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

By	/s/ Phillip Kennedy
Name:	Phillip Kennedy
Title:	Vice President, Secretary and General Counsel

Date:  June 16, 2017